EXHIBIT 99

[KOGER LOGO]

KOGER EQUITY, INC.
 225 NE Mizner Boulevard, Suite 200
 Boca Raton, Florida 33432

NEWS

FOR IMMEDIATE RELEASE

Koger Equity, Inc. Announces Dividend on Preferred Stock

Boca Raton, Florida—(BUSINESS WIRE) — May 26, 2004— Koger Equity, Inc. (NYSE:KE) announced today that its Board of Directors declared a dividend of $0.53125 per the Company’s 8 1/2% Series A Cumulative Redeemable Preferred shares to be paid on June 15, 2004 to shareholders of record on June 1, 2004. This dividend covers the quarter beginning March 15, 2004 through June 14, 2004.

About Koger Equity

Koger Equity, Inc. owns or has interests in 132 office buildings, containing 10.4 million rentable square feet, primarily located in 20 suburban office projects and two urban centers in 12 metropolitan areas in the Southeastern United States, Texas and Maryland.

For more information about Koger Equity, contact its website at http://www.koger.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

CONTACT: Koger Equity Inc.
Thomas C. Brockwell, 561-395-9666

SOURCE: Koger Equity, Inc.